                                                                      EXHIBIT 11


                                TALX CORPORATION
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)


                                                                        Three Months Ended Dec. 31,     Nine Months Ended Dec. 31,
                                                                        ---------------------------    ---------------------------
                                                                            2000           2001            2000           2001
                                                                        ------------   ------------    ------------   ------------
Basic Earnings Per Share:

Actual shares outstanding - beginning of period                            6,204,474     13,919,282       5,616,448      9,404,439
Weighted average number of common shares issued (1) (2)                    4,066,577       (169,775)      4,612,555      2,834,134
                                                                        ------------   ------------    ------------   ------------
Weighted average number of common shares outstanding - end of period      10,271,051     13,749,507      10,229,003     12,238,573
                                                                        ============   ============    ============   ============

Net earnings:
    Continuing operations                                               $  1,321,000   $  2,210,000    $  3,273,000   $  2,938,000
    Gain on disposal of discontinued operations                                   --             --          37,000             --
                                                                        ------------   ------------    ------------   ------------
      Net earnings                                                      $  1,321,000   $  2,210,000    $  3,310,000   $  2,938,000
                                                                        ============   ============    ============   ============

Basic earnings per common share:
    Continuing operations                                               $       0.13   $       0.16    $       0.32   $       0.24
    Gain on disposal of discontinued operations                                   --             --              --             --
                                                                        ------------   ------------    ------------   ------------
      Net earnings                                                      $       0.13   $       0.16    $       0.32   $       0.24
                                                                        ============   ============    ============   ============



Diluted Earnings Per Share:

Actual shares outstanding - beginning of period                            6,204,474     13,919,282       5,616,448      9,404,439
Weighted average number of common shares issued (1) (2)                    4,351,408        129,774       4,866,982      3,258,177
                                                                        ------------   ------------    ------------   ------------
Weighted average number of common shares outstanding - end of period      10,555,882     14,049,056      10,483,430     12,662,616
                                                                        ============   ============    ============   ============

Net earnings:
    Continuing operations                                               $  1,321,000   $  2,210,000    $  3,273,000   $  2,938,000
    Gain on disposal of discontinued operations                                   --             --          37,000             --
                                                                        ------------   ------------    ------------   ------------
      Net earnings                                                      $  1,321,000   $  2,210,000    $  3,310,000   $  2,938,000
                                                                        ============   ============    ============   ============

Diluted earnings per common share:
    Continuing operations                                               $       0.13   $       0.16    $       0.31   $       0.23
    Gain on disposal of discontinued operations                                   --             --            0.01             --
                                                                        ------------   ------------    ------------   ------------
      Net earnings                                                      $       0.13   $       0.16    $       0.32   $       0.23
                                                                        ============   ============    ============   ============


(1) Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.

(2) Includes the effect of a 10% stock dividend declared September 6, 2001 payable October 18, 2001 to shareholders of record on September 20, 2001.